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                               Exhibit Number 23.1

                        Consent of Deloitte & Touche LLP



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INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-92824 on Form S-8 of our report dated February 16, 1998 appearing in the Annual Report on Form 10-KSB of Franklin Financial Corporation for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 27, 1998